Exhibit 20.2
WFS FINANCIAL 2005-3 OWNER TRUST
Distribution Date Statement
for Collection Period ended September 30, 2005
for Distribution Date of October 17, 2005

COLLECTIONS			DOLLARS
Principal Payments Received			75,718,300.93
Interest Payments Received			19,701,009.07

Total Payments received			95,419,310.00
Plus / (Less) :
Net Servicer Advances			494,543.78
Investment Earnings on funds in the Collection Account			308,467.71
Net Swap Receipts			—

Net Collections			96,222,321.49
Plus / (Less) :
Investment Earnings on funds in the Prefund Account			1,442.06
Remaining Pre-Funding Amount			—
Funds in Spread Account			14,029,731.51

Total Available Funds			110,253,495.06

DISTRIBUTIONS

Servicing Fee		2,823,620.00
Trustee and Other Fees		10,783.08
Net Swap Payments		235,050.54

Total Fee Distribution			3,069,453.62

Note Interest Distribution Amount — Class A-1	858,592.15
Note Interest Distribution Amount — Class A-2	2,442,025.00
Note Interest Distribution Amount — Class A-3A	1,151,041.67
Note Interest Distribution Amount — Class A-3B	2,015,360.01
Note Interest Distribution Amount — Class A-4	1,119,450.00

	7,586,468.83

Note Principal Distribution Amount — Class A-1	84,419,122.61
Note Principal Distribution Amount — Class A-2	—
Note Principal Distribution Amount — Class A-3A	—
Note Principal Distribution Amount — Class A-3B	—
Note Principal Distribution Amount — Class A-4	—

	84,419,122.61

Total Class A Interest and Principal Distribution			92,005,591.44

Note Interest Distribution Amount — Class B	393,750.00
Note Principal Distribution Amount — Class B	—

Total Class B Interest and Principal Distribution			393,750.00

Note Interest Distribution Amount — Class C	423,733.33
Note Principal Distribution Amount — Class C	—

Total Class C Interest and Principal Distribution			423,733.33

Note Interest Distribution Amount — Class D	360,966.67
Note Principal Distribution Amount — Class D	—

Total Class D Interest and Principal Distribution			360,966.67

Spread Account Deposit			14,000,000.00

Total Distributions			110,253,495.06

WFS FINANCIAL 2005-3 OWNER TRUST
Distribution Date Statement
for Collection Period ended September 30, 2005
for Distribution Date of October 17, 2005

PORTFOLIO DATA:	# of loans
Beginning Aggregate Principal Balance	149,714		2,710,675,099.31
Additional Funding	—		—

Less: Principal Payments		(35,254,792.64)
Full Prepayments	(2,444)	(37,933,454.10)
Partial Prepayments	—	—
Liquidations	(206)	(3,305,405.03)

			(76,493,651.77)

Ending Aggregate Principal Balance	147,064		2,634,181,447.54
Ending Outstanding Principal Balance of Notes			2,550,505,045.19

Excess (Current Overcollateralization Amount)			83,676,402.35
Overcollateralization Level			3.18%

Overcollateralization Amount			117,709,072.38

Overcollateralization Distributable Amount			117,709,072.38

OTHER RELATED INFORMATION:

Pre-Funding Account

Beginning Balance		—
Investment earnings on funds in prefund account		1,442.06
Less: Amount Withdrawn for subsequent transaction		—
Less: Funds included in Total Available Funds		(1,442.06)

Ending Balance			—

Spread Account:

Beginning Balance		14,000,000.00
Investment earnings on funds in spread account		29,731.51
Less: Funds included in Total Available Funds		(14,029,731.51)
Deposits		14,000,000.00
Excess Spread Amount		—

Ending Balance			14,000,000.00

Beginning Initial Deposit		7,000,000.00
Repayments		—

Ending Initial Deposit			7,000,000.00

Secondary Spread Account:

Beginning Secondary Spread Account Balance		—
Investment earnings on funds in Secondary Spread Account		—
Secondary Spread Account Withdrawal Amount		—
Deposits		—
Excess Secondary Spread Reductions		—

Ending Secondary Spread Account Balance			—

Servicer Advances:
Beginning Unreimbursed Advances		1,872,285.29
Net Advances		494,543.78

			2,366,829.07

Net Charge-Off Data:
Charge-Offs		1,010,212.41
Recoveries		(259,412.53)

Net Charge-Offs			750,799.88

Delinquencies ( P&I):	# of loans
30-59 Days	1,263	19,596,527.88
60-89 Days	235	3,679,292.99
90-119 Days	7	90,022.79
120 days and over	—	—

Repossessions	31	302,512.55

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and Servicing Agreement)	—		—

Cumulative Charge-Off Percentage			0.03%

60+ Day Contract Delinquency Rate
1st Month			0.00%
2nd Month			0.01%
Current Month			0.14%
Average Rate for 3 months			0.05%

WAC			11.6697%
WAM			63.819

WFS FINANCIAL 2005-3 OWNER TRUST
Distribution Date Statement
for Collection Period ended September 30, 2005
for Distribution Date of October 17, 2005

		Beginning		Remaining	Total
	Original	Outstanding	Principal	Outstanding	Principal
	Principal	Principal	Distribution	Principal	and Interest
Classes	Balance	Balance	Amount	Balance	Distribution

A-1	389,000,000.00	300,924,167.80	84,419,122.61	216,505,045.19	85,277,714.76

A-2	713,000,000.00	713,000,000.00	0.00	713,000,000.00	2,442,025.00

A-3A	325,000,000.00	325,000,000.00	0.00	325,000,000.00	1,151,041.67

A-3B	682,000,000.00	682,000,000.00	0.00	682,000,000.00	2,015,360.01

A-4	306,000,000.00	306,000,000.00	0.00	306,000,000.00	1,119,450.00

B	105,000,000.00	105,000,000.00	0.00	105,000,000.00	393,750.00

C	112,000,000.00	112,000,000.00	0.00	112,000,000.00	423,733.33

D	91,000,000.00	91,000,000.00	0.00	91,000,000.00	360,966.67

TOTAL	2,723,000,000.00	2,634,924,167.80	84,419,122.61	2,550,505,045.19	93,184,041.44

		Note Monthly		Total
		Interest	Prior	Interest	Interest	Current
Note	Interest	Distributable	Interest	Distributable	Distribution	Interest
Classes	Rate	Amount	Carryover	Amount	Amount	Carryover

A-1	3.66838%	858,592.15	0.00	858,592.15	858,592.15	0.00

A-2	4.11000%	2,442,025.00	0.00	2,442,025.00	2,442,025.00	0.00

A-3A	4.25000%	1,151,041.67	0.00	1,151,041.67	1,151,041.67	0.00

A-3B	3.79938%	2,015,360.01	0.00	2,015,360.01	2,015,360.01	0.00

A-4	4.39000%	1,119,450.00	0.00	1,119,450.00	1,119,450.00	0.00

B	4.50000%	393,750.00	0.00	393,750.00	393,750.00	0.00

C	4.54000%	423,733.33	0.00	423,733.33	423,733.33	0.00

D	4.76000%	360,966.67	0.00	360,966.67	360,966.67	0.00

TOTAL		8,764,918.83	0.00	8,764,918.83	8,764,918.83	0.00

Note: The interest rate for class A-3B is LIBOR + 0.01%.

The LIBOR rate for this distribution period is 3.78938%.

WFS FINANCIAL 2005-3 OWNER TRUST
Officer’s Certificate
for Collection Period ended September 30, 2005
for Distribution Date of October 17, 2005
Detailed Reporting
          See Schedule F
WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of September 30, 2005 and were performed in conformity with the Sale and Servicing Agreement dated July 01, 2005.

Lori Bice
Assistant Vice President
Director Technical Accounting

Susan Tyner
Vice President
Assistant Controller